Company Press Release

Loraca International Signs Merger Agreement to Acquire Loan Origination, Servicing and Insurance Operations Facility

ALBUQUERQUE, N.M.--(BUSINESS WIRE)--Feb. 14, 2000--Loraca International, Inc. (OTCBB:LCAI - news), a financial services holding company, today announced that it has entered into an agreement to acquire The Lexus Companies, Inc., and its wholly-owned subsidiary, Calumet Securities Corporation, a mortgage banking and insurance firm headquartered in Schererville, Indiana.

Under the terms of the agreement, Loraca's wholly-owned subsidiary, Loraca Acquisition Corp. will acquire all of the issued and outstanding shares of Lexus in exchange for shares of the common stock of Loraca and convertible subordinated notes valued at approximately $4.3 million. The closing of the acquisition and the transfer of Calumet Securities' mortgage, servicing and insurance operations are subject to requisite regulatory approvals.

Calumet Securities is among the oldest continuously operating mortgage companies in the Midwest, which received its seller/servicer approval from the Federal National Mortgage Association (FNMA) and the Department of Housing and Urban Development (HUD) in the 1930's. Calumet Securities originates and services conventional and government loans, primarily in the Midwestern states, for FNMA, FHLMC, FHA, GNMA, VA and various private investors.

"We believe that the acquisition of Calumet Securities furthers Loraca's objective of expanding its operations nationwide with this well established and centrally located platform. It will be an integral part of the development of our Internet mortgage operation. By servicing the loans we originate, Loraca will be better able to maintain and expand relationships with our growing customer base, potentially opening additional cross-selling opportunities and leveraging our technology. In addition, the acquisition will enable Loraca to offer a broad variety of mortgage products, both conforming and non-prime, while enhancing control over the loan fulfillment process," commented Ron Baca, Chairman of Loraca International, Inc.

"The Calumet Securities acquisition is a major step for Loraca that will be the foundation of our Internet business fulfillment strategy by utilizing this platform to fund and service the loans we originate. We believe this combination gives us a unique strategic advantage in becoming a premier mortgage solution for a broad network of third party mortgage originators," commented Bernard Guy, President of Loraca International, Inc.

"Loraca's technology creates unique solutions for third party mortgage originators which fit perfectly with our strengths in mortgage servicing and originations. The combination brings us access to cutting edge technology that significantly expands our loan origination capabilities. We are extremely pleased to merge with Loraca and feel that the combined management expertise and operating strength of the group will enable us to create a market-leading company," commented Paul Tufano, President of Calumet Securities Corporation.

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About  Loraca  International,  Inc.

Loraca  International,  Inc.  is  a  financial  services  holding  company.  The
company's  mortgage-lending   subsidiary,  New  Mortgage  Millennium  Corp.,  is
headquartered in Lake Oswego, Oregon.

This press release contains  forward-looking  statements that involve  potential risks and uncertainties. These forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements due to risks and uncertainties associated with the Company's business. Among the factors that could cause the actual results of Loraca International, Inc. and New Mortgage Millennium Corp. to differ
materially  from  those  indicated  in  such   forward-looking   statements  are
government regulation, residential real estate values, consumer acceptance of internet mortgages and insurance, competition, general economic conditions such as changes in interest rates and the demand for conforming and non-conforming loans, availability of funding, loan prepayment rates, delinquency and default rates and changes which influence the mortgage and insurance markets generally. These factors and other risks and uncertainties are discussed in more detail in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission and in the Company's other SEC filings. Because of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

     Loraca International, Inc.
     Barney Guy, 503/670-8386